                                  SCHEDULE 14A
                                 (RULE 14a-101)

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               PAXAR CORPORATION
                (Name of Registrant as Specified In Its Charter)

                               PAXAR CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(1)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:
------------------------------------

   2) Aggregate number of securities to which transaction applies:
------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11:1
      ------------------------------------------

   4) Proposed maximum aggregate value of transaction:
------------------------------------

   5) Total fee paid:
------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount Previously Paid: $
------------------------------------

   2) Form, Schedule or Registration Statement No.:
------------------------------------

   3) Filing Party:
------------------------------------

   4) Date Filed:
------------------------------------

                               PAXAR CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 1, 1998

To the Shareholders of PAXAR Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders of PAXAR Corporation, a New York corporation, will be held on May 1, 1998, at the Rihga Royal Hotel, 151 West 54th Street, New York, New York 10019, at 9:30 a.m., for the following purposes:

          1. To elect four Directors of the Company to serve for the ensuing two years and until their successors are duly elected and qualified;

          2. To approve the adoption of the Company's Deferred Compensation Plan for Directors;

          3. To approve the amendment to the Company's Certificate of Incorporation to make a technical change of the Company's name from "PAXAR Corporation" to "Paxar Corporation";

          4. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1998; and

          5. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Only Shareholders of record at the close of business on March 25, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors,

                                          DANIEL S. BISHOP,
                                          Secretary
White Plains, New York
March 31, 1998

                                   IMPORTANT

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND SHAREHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                               PAXAR CORPORATION
                            105 CORPORATE PARK DRIVE
                          WHITE PLAINS, NEW YORK 10604
                                 (914) 697-6800
                            ------------------------

                                PROXY STATEMENT
                            ------------------------


     The Board of Directors of PAXAR Corporation (the "Company") presents this Proxy Statement to all Shareholders and solicits their proxies for the Annual Meeting of Shareholders to be held on May 1, 1998. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors, for the Deferred Compensation Plan for Directors, for the amendment to the restated certificate of incorporation, as amended (the "Certificate of Incorporation") to change the name of the Company, and for the ratification of Arthur Andersen LLP as the Company's independent public accountants. The Board of Directors anticipates that all of the nominees will be available for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed on or about March 31, 1998.



     The total number of shares of Common Stock of the Company outstanding as of March 25, 1998 was 48,505,222 shares. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share has one vote. Only Shareholders of record as of the close of business on March 25, 1998 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.


     Directors will be elected by a plurality of the votes cast for Directors. The affirmative vote by the holders of a majority of the votes cast on each proposal is required for the approval of the Company's Deferred Compensation Plan and for the ratification of the selection of Arthur Andersen, LLP as the Company's independent public accountants. The affirmative vote by holders of a majority of the issued and outstanding shares of the Company's Common Stock is required for approval of the amendment to the Company's Certificate of Incorporation to change the name of the Company to Paxar Corporation. Shares represented by proxies which are marked "abstain" with respect to the approval of the Deferred Compensation Plan, the amendment to the certificate of incorporation and ratification of the independent public accountants and proxies which are marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum on such questions. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

     A list of Shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting for examination by any Shareholder.

                   ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

PROPOSAL 1.  ELECTION OF FOUR DIRECTORS


     The Directors to be elected at the Annual Meeting will serve for a term of two years and until their successors are duly elected and qualify. Proxies not marked to the contrary will be voted "FOR" the election of the following four persons, all of whom, with the exception of James C. McGroddy, are incumbent Directors who were previously elected by the Shareholders. Mr. McGroddy was appointed a Director by the Board in January 1998 to fill an existing vacancy. If elected, the terms of such Directors will expire at the Annual Meeting of Shareholders to be held in 2000. The following table sets forth information concerning the nominees:


                NAME                   AGE           POSITION WITH THE COMPANY            DIRECTOR SINCE
                ----                   ---           -------------------------            --------------
Arthur Hershaft......................  60     Chairman of the Board, President and             1961
                                              Chief Executive Officer
Thomas R. Loemker....................  67     Director                                         1987
Walter W. Williams...................  63     Director                                         1993
James C. McGroddy....................  61     Director                                         1998

BIOGRAPHICAL INFORMATION ABOUT NOMINEES

     Arthur Hershaft has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since 1986. Mr. Hershaft has been President of the Company since January 1998.


     Thomas R. Loemker was Vice Chairman of the Board of Directors of the Company from September 1992 until September 1994. Mr. Loemker was also Chairman of the Board of Directors of Monarch Marking Systems, Inc. from 1995 to 1997 and President and Chief Operating Officer of Monarch Marking Systems, Inc. from 1987 until March 31, 1991.


     Walter W. Williams has been a self-employed consultant since 1991. Mr. Williams was previously employed by Rubbermaid Inc. in various capacities from 1987 until 1991, including Chairman and Chief Executive Officer. From 1956 to 1987 he was employed by General Electric Company in various capacities. Mr. Williams is a member of the Board of Directors of the Stanley Works and Corrpro Companies, Inc.

     James C. McGroddy, Ph.D., has been a self-employed consultant since 1997. Dr. McGroddy was employed by International Business Machines Corporation ("IBM") in various capacities from 1965 through December 1996. From January 1996 through December 1996, Dr. McGroddy served as Senior Vice President and Special Advisor to the Chairman of IBM. From May 1989 to December 1995, Dr. McGroddy was Senior Vice President of Research of IBM with responsibility for approximately 2,500 technical professionals in IBM's seven research laboratories around the world. Dr. McGroddy is Chairman of the Board of Directors of Integrated Surgical Systems, Inc.


     The terms of the following six Directors do not expire until the Annual Meeting of Shareholders to be held in 1999, and accordingly, no vote is being taken on their re-election at this Annual Meeting. All of the following Directors are incumbents who were previously elected by the Shareholders.



                NAME                   AGE           POSITION WITH THE COMPANY            DIRECTOR SINCE
                ----                   ---           -------------------------            --------------
Victor Hershaft......................  55     Executive Vice President of the Company,         1989
                                              President of Apparel Identification
                                              Operations and Director
John W. Paxton.......................  61     Executive Vice President of the Company,         1997
                                              President of Printing Solutions
                                              Operations and Director
Jack Becker..........................  62     Director                                         1968
Leo Benatar..........................  68     Director                                         1996
Robert Laidlaw.......................  69     Director                                         1987
David E. McKinney....................  63     Director                                         1992

BIOGRAPHICAL INFORMATION ABOUT DIRECTORS


     Victor Hershaft has been Executive Vice President and President of Apparel Identification Operations of the Company since January 1998. Prior to that time he served in various executive capacities with the Company since 1989.



     John W. Paxton has been Executive Vice President and President of Printing Solutions Operations of the Company since January 1998. Prior to that time, he served as President and Chief Executive Officer and a Director of Monarch Marking Systems, Inc., a wholly owned subsidiary of the Company from 1995 through 1997. From 1994 to 1995, Mr. Paxton was Executive Vice President and Chief Operating Officer of the Industrial Automation Systems Group of Western Atlas Inc. From 1991 to 1994, Mr. Paxton was a Vice President of Litton Industries. From 1988 to 1991, Mr. Paxton was Chairman, President and Chief Executive Officer of Intermec Corporation.



     Jack Becker is a practicing attorney in New York State and has been a principal of Snow Becker Krauss P.C., outside counsel to the Company, since 1977. Such firm has been retained by the Company as its principal outside counsel for more than the past three years and will be retained by the Company in this capacity for the current fiscal year. Mr. Becker is a Director of AFP Imaging Corporation.



     Leo Benatar is an Associated Consultant with A.T. Kearney, Inc. Mr. Benatar was Chairman of the Board of Engraph, Inc. from 1981 to 1996, and Chief Executive Officer of Engraph, Inc. from 1981 to 1995. Mr. Benatar is a member of the Boards of Directors of Mohawk Industries, Inc., Johns Manville Corp., Interstate Bakeries Corporation, and Aaron Rents, Inc.


     Robert Laidlaw has been Chairman Emeritus of Coats & Clark since March 1990. Mr. Laidlaw was Chairman of the Board of Coats & Clark from 1966 until March 1990 and President of Coats & Clark from 1964 to 1986. Mr. Laidlaw is a Director of Milliken & Company.


     David E. McKinney is the Director of the Thomas J. Watson Foundation. Mr. McKinney was previously employed by IBM in various capacities from 1956 until 1992, including Senior Vice President and a Member of Corporate Management Board. Mr. McKinney is a member of the Boards of Directors of General Re-Insurance, Organization Resource Counselors, International Executive Services Corps, and the New York Philharmonic. Mr. McKinney is also a Trustee of Brown University.


     In addition to Messrs. Arthur Hershaft, Victor Hershaft and John Paxton, the following individuals are Executive Officers of the Company:

                   NAME                     AGE            POSITION WITH THE COMPANY
                   ----                     ---            -------------------------
Jack R. Plaxe.............................  56     Senior Vice President and Chief Financial
                                                   Officer
Daniel S. Bishop..........................  48     Vice President, Secretary and General
                                                   Counsel


     Jack R. Plaxe was Vice President and Chief Financial Officer of the Company from August 1993 through March 1997, when he resigned. In December 1997, he rejoined the Company and was appointed Senior Vice President and Chief Financial Officer. Prior to Mr. Plaxe's service with the Company, Mr. Plaxe was employed since 1985 in various capacities with AmBase Corporation, including Chief Financial Officer and Executive Vice President.


     Daniel S. Bishop has been Vice President, Secretary and General Counsel of the Company since November 1997. Prior to that time, Mr. Bishop was General Counsel, Secretary and Vice President of Strategic Development and Human Resources of Monarch Marking Systems, Inc., since October 1995. From March 1993 to September 1995, Mr. Bishop was Vice President and Associate General Counsel of Western Atlas, Inc. From 1977 to February 1993, Mr. Bishop served in various capacities with Litton Industries, Inc. including Vice President and Group Counsel of the Industrial Automation Systems Group.

                     MEETINGS OF THE BOARD OF DIRECTORS AND
                        INFORMATION REGARDING COMMITTEES

     The Board of Directors has three standing committees, an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The Board of Directors also has an Information Systems Committee, which meets on an ad hoc basis.


     The Audit Committee is composed of Sidney Merians (Chairman), Thomas R. Loemker and Leo Benatar. Mr. Merians is not standing for reelection to the Board of Directors. He will be succeeded as Chairman of the Audit Committee by Thomas
R. Loemker, and James C. McGroddy is expected to be appointed to the Audit Committee. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulation. The Audit Committee held one meeting in 1997.



     The Compensation Committee is composed of David E. McKinney (Chairman), Robert Laidlaw and Walter W. Williams. The duties of this Committee include recommending to the Board remuneration for officers of the Company, determining the number and issuance of options pursuant to the Company's 1990 Employee Stock Option Plan and 1997 Incentive Stock Option Plan and recommending the establishment of and monitoring a compensation and incentive program for all executives of the Company. The Compensation Committee held three meetings in 1997.



     The Governance and Nominating Committee is composed of Leo Benatar (Chairman), Walter W. Williams and David E. McKinney. The duties of this Committee include recommending nominees to serve on the Board of Directors to fill vacancies, administering searches for executive officers and evaluating and improving the organization of the Company. The Governance and Nominating Committee held two meetings in 1997. Shareholders desiring to recommend director candidates for consideration by the Governance and Nominating Committee may do so by writing to the Secretary of the Company, giving the recommended candidate's name, biographical data, and qualifications.



     The Information Systems Committee is composed of Walter W. Williams (Chairman), David E. McKinney and Thomas R. Loemker. The Committee was formed in January 1995 to monitor the development and implementation of advanced, integrated electronic data systems throughout the Company and to ensure that such systems support the Company's strategic objectives. The Information Systems Committee held one meeting in 1997. The functions of this Committee will move to the Audit Committee for 1998.


     The Board of Directors held five meetings in 1997. All Directors attended at least 75% of the total number of Board meetings and of the meetings of Committees on which each Director served.


     The Company has a policy that no member of the Board of Directors who attains the age of 70 years shall stand for re-election to the Board of Directors. Accordingly, Sidney Merians, who has been a director since 1986, will not stand for re-election and a vacancy currently exists on the Board of Directors. If the Governance and Nominating Committee identifies an appropriate candidate, the Board of Directors will consider appointing the candidate to the Board to fill such vacancy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth as of March 6, 1998 certain information, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) the Chief Executive Officer and each of the other four most highly compensated officers of the Company and (iv) all directors and executive officers as a group.



                                                                                        PERCENTAGE OF
                                                           AMOUNT AND NATURE             OUTSTANDING
                        NAME                           OF BENEFICIAL OWNERSHIP(1)      SHARES OWNED(2)
                        ----                           --------------------------      ---------------
Arthur Hershaft......................................          5,120,350(3)                 10.58%
Victor Hershaft......................................          1,277,121(4)                  2.64%
Jack R. Plaxe........................................             50,328(5)                     *
Daniel S. Bishop.....................................            103,434(6)                     *
John W. Paxton.......................................            528,667(7)                  1.11%
Jack Becker..........................................            183,218(8)(9)                  *
Leo Benatar..........................................             24,584(10)                    *
Robert Laidlaw.......................................             54,644(8)                     *
Thomas R. Loemker....................................            519,322(11)                 1.11%
James C. McGroddy....................................              7,000(12)                    *
David E. McKinney....................................             54,369(8)(13)                 *
Walter W. Williams...................................             36,623(8)                     *
Thomas W. Smith......................................          3,791,254(14)                  7.8%
Thomas N. Tryforos
323 Railroad Avenue
Greenwich, CT 06830
All directors and executive officers as a group (12
  persons)...........................................          7,935,914                    16.40%


---------------
  *  Represents less than 1% of the outstanding Common Stock of the Company.


 (1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options.



 (2) Based on 48,407,997 shares issued and outstanding on March 6, 1998. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.


 (3) Includes 136,263 shares issuable upon the exercise of presently exercisable stock options. Also includes 668,051 shares held by Mr. Hershaft in trust for the benefit of his children, as to which shares Mr. Hershaft disclaims beneficial ownership. Does not include options to purchase 81,738 shares of Common Stock which are not currently exercisable.

 (4) Includes 47,608 shares issuable upon the exercise of presently exercisable stock options. In addition, includes 186,740 shares owned of record by Mr. Hershaft's wife, as to which shares Mr. Hershaft disclaims beneficial ownership; and 146,564 shares held by Mr. Hershaft as custodian for his children, as to which shares Mr. Hershaft disclaims beneficial ownership. Does not include options to purchase 45,751 shares of Common Stock which are not currently exercisable.

 (5) Does not include options to purchase 105,031 shares of Common Stock which are not currently exercisable.

 (6) Includes 101,749 options to acquire a like number of shares of Common Stock at an exercise price of $6.70 per share. Does not include options to purchase 10,000 shares of Common Stock, which are not currently exercisable.

 (7) Includes 363,648 options to acquire a like number of shares of Common Stock at an exercise price of $2.42 per share. Does not include options to purchase 25,000 shares of Common Stock which are not currently exercisable.

 (8) Includes 18,311 options to acquire a like number of shares of Common Stock at an exercise price of $5.63 per share, 6,104 options to acquire a like number of shares of Common Stock at an exercise price of $7.68 per share, 6,104 options to acquire a like number of shares of Common Stock at an exercise price of $10.24 per share and 6,104 options to acquire a like number of shares of Common Stock at an exercise price of $15.60 per share.

 (9) Includes 100,072 shares owned of record by Mr. Becker's wife, as to which shares Mr. Becker disclaims beneficial ownership and 6,250 shares held by a charitable foundation of which Mr. Becker is the President.


(10) Includes 7,813 options to acquire a like number of shares of Common Stock at an exercise price of $7.60 per share, 6,104 options to acquire a like number of shares of Common Stock at an exercise price of $10.24 per share and 6,104 options to acquire a like number of shares of Common Stock at an exercise price of $15.60 per share.



(11) Includes 6,104 options to acquire a like number of shares of Common Stock at an exercise price of $7.68 per share, 6,104 options to acquire a like number of shares of Common Stock at an exercise price of $10.24 per share, 6,104 options to acquire a like number of shares of Common Stock at an exercise price of $15.60 per share and 27,470 shares held by Mr. Loemker's wife.


(12) Includes 6,000 options to acquire a like number of shares of Common Stock at an exercise price of $15.375 per share.

(13) Does not include 1,406 shares owned by Mr. McKinney's wife, as to which Mr. McKinney disclaims beneficial ownership.


(14) Represents shares of Common Stock beneficially owned by Messrs. Smith and Tryforos as investment managers for certain managed accounts consisting of three private investment limited partnerships, of which each of Messrs. Smith and Tryforos is a general partner, an employee profit sharing plan of a corporation of which Mr. Smith is the sole shareholder, a trust for which both Messrs. Smith and Tryforos are trustees, and a trust for the benefit of a family member of Mr. Smith, for which Mr. Smith is a trustee, as indicated on their report on Form 13D dated March 20, 1996, with respect to shares of the Company's Common Stock and their report on Form 13D dated October 28, 1996, with respect to International Imaging Materials, Inc. ("IIMAK") common stock and as adjusted to reflect subsequent stock dividends of the Company, the Company's acquisition of IIMAK, and certain sales and purchases of the Company's Common Stock since the date of these reports. Messrs. Smith and Tryforos have shared voting and dispositive power over all but 294,153 shares, over which Mr. Smith has sole voting and dispositive power.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the aggregate compensation paid by the Company to the Chief Executive Officer and the four other most highly compensated Executive Officers of the Company for services rendered during the last three fiscal years:


                                                                       LONG TERM
                                           ANNUAL COMPENSATION       COMPENSATION
                                       ---------------------------   -------------      ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR   SALARY($)   BONUS($)   OPTIONS(#)(1)   COMPENSATION($)
---------------------------            ----   ---------   --------   -------------   ---------------
Arthur Hershaft......................  1997   $370,135    $147,450       37,500                --
President and CEO                      1996   $357,618    $502,918       39,063        $  250,000(2)
                                       1995   $343,863    $515,795       48,829                --
Victor Hershaft(3)...................  1997   $321,706    $102,550       25,000                --
Executive Vice President               1996   $310,827    $349,680       19,532                --
                                       1995   $298,872    $358,646       24,414                --
John W. Paxton(4)(5).................  1997   $297,214    $128,092      626,148                --
Executive Vice President
Daniel S. Bishop(5)(6)...............  1997   $156,876    $ 51,634      101,749                --
Vice President and General Counsel

---------------

(1) Represents stock options granted under either the Company's 1990 Employee Stock Option Plan or the 1997 Incentive Stock Option Plan, as adjusted for stock splits effectuated in the form of stock dividends and stock dividends declared and issued subsequent to the grant of such options.



(2) Represents a special bonus paid in recognition of extraordinary services performed in 1996, including the agreement to purchase the balance of the interest of Monarch Holdings, Inc. not owned by the Company, the expansion of the business of the Company overseas, and the general increase in the results of operations.



(3) Mr. Hershaft was appointed Executive Vice President of the Company and President of Apparel Identification Operations in January 1998. In 1995, 1996 and 1997, he served as President and Chief Operating Officer of PAXAR Corporation.



(4) Mr. Paxton was appointed Executive Vice President of the Company and President of Printing Solution Operations in January 1998. Prior to that time, Mr. Paxton served as President of Monarch Marking Systems, Inc. since October 1995.



(5) Salary and bonus reflects compensation paid by the Company following the Company's acquisition of Monarch Holdings, Inc. in March 1997.



(6) Mr. Bishop was appointed Vice President, General Counsel and Secretary of the Company in November 1997. Prior to that time, Mr. Bishop was General Counsel, Secretary and Vice President of Strategic Development and Human Resources of Monarch Marking Systems, Inc., since October 1995.


                       OPTION GRANTS IN LAST FISCAL YEAR


                                          PERCENT OF                             POTENTIAL REALIZABLE VALUE
                          NUMBER OF      TOTAL OPTIONS                             AT ASSUMED ANNUAL RATES
                         SECURITIES       GRANTED TO     EXERCISE                OF STOCK PRICE APPRECIATION
                         UNDERLYING      EMPLOYEES IN    OR BASE                       FOR OPTION TERM
                           OPTIONS          FISCAL        PRICE     EXPIRATION   ---------------------------
NAME                    GRANTED(#)(1)       YEAR(2)       ($/SH)       DATE           5%            10%
----                    -------------    -------------   --------   ----------   ------------   ------------
Arthur Hershaft.......      37,500(3)         7.6%        $13.30      1/28/07     $  313,500     $  795,000
Victor Hershaft.......      25,000(3)         5.0%        $13.30      1/28/07     $  209,000     $  530,000
John W. Paxton........         -0-(4)          --             --           --             --             --
Jack Plaxe............      18,750(5)         3.8%        $13.30      1/28/07             --             --
                           105,031(6)        21.4%        $15.69      12/7/07     $1,036,378     $2,626,386
Daniel S. Bishop......         -0-(7)          --             --           --             --             --


---------------
(1) Stock options granted under the Company's 1990 Employee Stock Option Plan (the "1990 Plan") and 1997 Incentive Stock Option Plan (the "1997 Plan") are intended to qualify as incentive stock options ("ISO's") under Section 422 of the Internal Revenue Code of 1986, as amended. Under the terms of the 1990 Plan and the 1997 Plan, ISO's may be granted to officers and other key employees of the Company for a maximum term of 10 years. The price per share of an ISO may not be less than the fair market value of the Company's shares on the date the ISO is granted. However, ISO's granted to persons owning more than 10% of the Company's Common Stock may not have a term in excess of five years and may not have an option price of less than 110% of the fair market value per share of the Company's shares on the date the ISO is granted. The maximum number of ISO's is limited to such number so that the aggregate fair market value, determined as of the date the ISO's are granted, of the shares of Common Stock with respect to which ISO's are exercisable for the first time during any calendar year shall not exceed $100,000. Any options granted in excess of the $100,000 limitation would not qualify as ISO's under the Internal Revenue Code.


(2) The Company granted a total of 490,869 options to employees in the fiscal year ended December 31, 1997. This amount does not include (i) options to purchase 1,244,468 shares of Common Stock granted in exchange for options to purchase shares of the common stock of Monarch Holdings, Inc. ("Holdings") in connection with the Company's acquisition of the 51% of Holdings that it did not then own or (ii) options to purchase 1,862,055 shares of Common Stock granted in exchange for options to purchase shares of the common stock of IIMAK in connection with the merger of IIMAK with a subsidiary of the Company.

(3) Adjusted to reflect the 25% stock dividend paid by the Company on September 9, 1997.


(4) This amount does not include options to purchase 626,148 shares of Common Stock granted to Mr. Paxton in exchange for options to purchase common stock of Holdings. Mr. Paxton's options to purchase the Company's Common Stock are exercisable at $1.94 per share until October 1, 2005. On March 3, 1997, the date of grant, the market price of the Company's Common Stock was $15.20, and accordingly, Mr. Paxton's options had an aggregate value of $8,302,723. Their potential realizable value at 5% appreciation from the date of grant is $12,848,557 and at 10% is $19,185,174.



(5) Represents options granted to Mr. Plaxe on January 29, 1997, as adjusted for the 25% stock dividend paid by the Company on September 9, 1997. These options expired in March 1997 when Mr. Plaxe resigned from the Company.



(6) Represents options granted to Mr. Plaxe on December 6, 1997 in connection with Mr. Plaxe's reemployment with the Company. Of these options, 80,031 options equal the number of options that had expired upon Mr. Plaxe's resignation in March 1997, and 25,000 options are new grants.



(7) This amount does not include options to purchase 101,749 shares of Common Stock granted to Mr. Bishop in exchange for options to purchase common stock of Holdings. Mr. Bishop's options to purchase the Company's Common Stock are exercisable at $6.70 per share until March 20, 2006. On March 3, 1997, the date of grant, the market price of the Company's Common Stock was $15.20, and accordingly, Mr. Bishop's options had an aggregate value of $864,866. Their potential realizable value at 5% appreciation from the date of grant is $1,717,523 and at 10% is $2,964,966.


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES


                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                         OPTIONS/SARS AT FY-           IN-THE-MONEY OPTIONS/SARS
                          SHARES                              END(#)(1)                     AT FY-END($)(1)
                       ACQUIRED ON       VALUE      ------------------------------   ------------------------------
NAME                   EXERCISE(#)    REALIZED($)   EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                   ------------   -----------   -----------   ----------------   -----------   ----------------
Arthur Hershaft......     19,073      $  173,408      126,886          59,539        $  824,370        $441,925
Victor Hershaft......     13,351      $  129,382       38,923          54,440        $  350,157        $280,533
John W. Paxton.......    262,500      $3,613,050      363,648               0        $4,680,877               0
Jack R. Plaxe........     46,924      $  481,136            0         105,031        $        0               0
Daniel S. Bishop.....          0               0      101,749               0        $  825,388               0


---------------
(1) As adjusted for stock splits effectuated in the form of stock dividends, and stock dividends declared and issued subsequent to the date of grant of such options. On December 31, 1997, the last reported sales price of the Company's Common Stock on the New York Stock Exchange was $14.812.

COMPENSATION OF DIRECTORS

     The Company established a policy in 1993 to pay each of its Directors who are not employees of the Company in their capacity as Directors. The Company amended the policy in 1997 to increase the Directors' annual fee from $12,000 to $15,000, to increase the Directors' fee for attendance at Committee meetings from $600 to $750, and to eliminate the initial stock option grant to new Directors where the Director would also receive another grant of stock options during his or her first year of service. Pursuant to the revised policy, the grant of options to newly appointed Directors will be such that only one grant is made during the first year of service, after which the newly appointed Directors will receive the same grants on the same basis as all other Directors. The revised policy continues to entitle each Director to be paid $1,000 for attendance at each meeting of the Board of Directors and each Committee Chairman to be paid $1,000 per annum in such capacity.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS


     See "Certain Transactions" for a description of employment contracts between the Company and Arthur Hershaft and Victor Hershaft, and certain compensation that may be payable to Arthur Hershaft and Victor Hershaft upon a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was an officer or employee of the Company or of any of its subsidiaries during the prior year or was formerly an officer of the Company or of any of its subsidiaries. None of the Executive Officers of the Company has served on the Board of Directors or Compensation Committee during the last fiscal year of any other entity, any of whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION POLICY

     The policy and objectives of the Compensation Committee of the Board of Directors with respect to executive compensation are to improve shareholder value by enhancing corporate performance through attracting and retaining key executive personnel. The philosophy of the Committee is to base executive compensation on short and long term performance criteria, thereby providing the motivation and incentive for outstanding performance by executive officers.

     The following statements summarize the policies that guide the Committee's executive compensation decisions. The Company's executive compensation program is designed to:

     -- Create an inducement and motivation for executive officers to sustain
        Company growth and increase market share.

     -- Align the financial interests of the executive officers with those of the Company's shareholders.

     -- Reward above-average returns to shareholders.

     -- Induce corporate loyalty in both the short and long term.

     The Company's executive compensation program has three major components: base salaries, annual incentive, and long-term incentives.

BASE SALARIES

     The Company's executive officers receive base salaries as compensation for their job performance, abilities, knowledge, and experience. With respect to Arthur Hershaft, the Chief Executive Officer, President and Chairman of the Board of Directors of the Company, and Victor Hershaft, Executive Vice President and President of the Apparel Identification Group, the base salary is determined pursuant to the terms of their respective employment contracts with the Company. Apart from any contractual commitments, the base salaries paid to the executive officers are intended to be maintained at competitive levels. This reflects the Committee's desire to place more emphasis on the incentive portion of executive compensation, and thereby correlating compensation to performance. The Committee reviews base salaries annually and determines increases based upon an executive officer's contribution to corporate performance and competitive market conditions.

ANNUAL INCENTIVE COMPENSATION

     The Committee has adopted an annual incentive compensation program based upon corporate performance criteria to augment the base salaries received by executive officers. Under the incentive compensation program, performance is measured as a function of the Company's improvement in earnings per share from year to year, and in some cases a combination of return on assets, growth in sales, cash flow and operating profit. Each year, the Committee establishes "target" bonus awards for executive officers. For 1998, the target incentive bonus award will be paid to Arthur Hershaft, Jack Plaxe and Daniel Bishop if the growth in earnings per share is 20%. No bonus will be paid unless the growth in earnings per share is at least 5%. The maximum bonus award of 200% of target will be paid if growth in earnings per share is 40% or more. The "target" bonus award with respect to Arthur Hershaft, the Company's Chief Executive Officer, is 75% of base salary if the growth in earnings per share is 20% or more.

     In respect to the other participants in the incentive compensation program, including Victor Hershaft, John Paxton, James Wrigley, Ken Cassady and Richard Marshall, incentive compensation would be allocated between earnings per share of the Company and a combination of return on assets, growth in sales, cash flow and operating profit, the percentage of which factors would depend upon the circumstances of the operating unit that each participant is responsible for.

LONG-TERM INCENTIVES

     The Company has also established two stock option plans, pursuant to which stock options are awarded by the Committee periodically to executive officers. Stock option plans are designed to encourage executives to acquire an equity interest in the Company, thereby aligning their long-term financial interests with those of the shareholders.


     On December 8, 1997, the Company authorized a grant to Jack Plaxe of 6,374 incentive stock options and 98,657 non-qualified stock options to purchase a like number of shares of the Company's Common Stock at an exercise price of $15.688 (equal to the closing market price on the date of the grant).


     In January 1998, the Committee authorized a grant to Arthur Hershaft, the Company's Chief Executive Officer, of 5,913 incentive stock options to purchase a like number of shares of the Company's Common Stock at an exercise price of $16.91 (equal to 110% of the closing market price on the date of grant) and 39,087 non-qualified stock options to purchase a like number of shares of the Company's Common Stock at an exercise price of $15.375 (equal to the closing market price on the date of the grant), a grant to Victor Hershaft of 7,347 incentive stock options and 17,653 non-qualified stock options to purchase a like number of shares of the Company's Common Stock at an exercise price of $15.375 (equal to the closing market price on the date of the grant), a grant to John W. Paxton of 25,000 incentive stock options to purchase a like number of shares of the Company's Common Stock at an exercise price of $15.375 (equal to the closing market price on the date of the grant) and a grant to Daniel S. Bishop of 10,000 incentive stock options to purchase a like number of shares of the Company's Common Stock at an exercise price of $15.375 (equal to the closing market price on the date of the grant). The Committee believes these grants to be consistent with its compensation policies by encouraging performance which contributes to the overall profitability of the Company and which increases the price of the Company's Common Stock.

     Submitted March 27, 1998 by the members of the Compensation Committee.

                          David E. McKinney, Chairman
                                 Robert Laidlaw
                               Walter W. Williams

                               PERFORMANCE GRAPH


     The following graph compares on a cumulative basis the yearly percentage change, assuming dividend reinvestment, over the last five fiscal years in (a) the total shareholder return on the Company's Common Stock with (b) the total return on the Standard & Poor's 500 Composite Index ("S&P 500"), (c) the total return on the peer group index that was selected for 1996 (the "1996 Peer Group") and (d) the total return on a selected peer group index for 1997 (the "1997 Peer Group"). The S&P 500 has been selected as the required broad entity market index. The graph compares the Company's Common Stock with two peer groups because the Company's appropriate peer group changed for 1997 due to the acquisitions of the 51% interest in Monarch that the Company did not own on March 3, 1997, and of IIMAK on October 28, 1997. In order to better facilitate a comparison of the performance of the Company's Common Stock, the 1996 Peer Group is presented in addition to the appropriate peer group for 1997. The 1997 Peer Group is an index weighted by the relative market capitalization of eight companies which were selected for being in related industries to the Company's (product identification, bar-code, apparel, textile, ribbon manufacturing and printing), for having revenues between $100 million and $2.5 billion in their most recently reported fiscal years and for having five-year compound annual revenue growth of at least 10%. The eight are: Eltron International, Inc., Moore Corp. Ltd, PSC Inc., Reynolds & Reynolds, Standard Register Co., Symbol Technologies, Wallace Computer Services, Inc. and Zebra Technologies CP. The 1996 Peer Group is an index weighted by the relative market capitalization of the following ten companies, which were selected last year for being in related industries to the Company's prior to the Company's acquisitions of Monarch and IIMAK (product identification, bar-code, apparel, textile and printing). The ten are: W.H. Brady Co., Cadmus Communications Corp., Checkpoint Systems, Inc., Eltron International, Merrill Corporation, Sealright Co., Inc., Sensormatic Electronics Corp., Shorewood Packaging Corporation, Symbol Technologies Inc., and Telxon Corp.



     The following graph assumes that $100 had been invested in each of Paxar Corporation, the S&P 500, the 10-member 1996 Peer Group and the 8-member 1997 Peer Group on December 31, 1992.



         COMPARISON OF CUMULATIVE TOTAL RETURN AMONG PAXAR CORPORATION,


               S&P 500 INDEX, 1996 PEER GROUP AND 1997 PEER GROUP


     MEASUREMENT PERIOD           PAXAR                          1997.00 PEER     1996.00 PEER
   (FISCAL YEAR COVERED)       CORPORATION     S&P 500 INDEX        GROUP            GROUP
DEC. 1992                         100.00           100.00           100.00           100.00
DEC. 1993                          97.45           110.08           137.62           133.10
DEC. 1994                          80.54           111.53           141.70           156.79
DEC. 1995                         133.40           153.45           194.85           140.44
DEC. 1996                         217.08           188.68           229.16           140.94
DEC. 1997                         233.00           251.63           225.78           165.69

     The immediately preceding sections entitled "Executive Compensation" and "Performance Graph" do not constitute soliciting material for purposes of Rule 14a-9 of the Securities and Exchange Commission (the "Commission"), will not be deemed to have been filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing made by the Company with the Commission.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases a plant located in Sayre, Pennsylvania from certain present and former principals of the Company and certain of their heirs at an annual rental of $108,000. Management believes that the terms of this transaction are no less favorable to the Company than the terms obtainable from non-affiliated persons.


     On December 16, 1986, Arthur Hershaft and the Company entered into an employment agreement. The agreement provides for an initial term of five years and is renewable, at the option of Mr. Hershaft, for an additional five years. In 1991, Mr. Hershaft exercised his option to renew his agreement for an additional five years. Thereafter, the contract is automatically renewed annually unless either the Company or Mr. Hershaft elect to terminate it. Mr. Hershaft's fixed compensation for the fiscal year ending December 31, 1998 will be $400,000. Mr. Hershaft is a participant in the Company's incentive compensation programs and is entitled to receive other fringe benefits available to executives employed by the Company. The Company has also agreed to maintain a $1,000,000 life insurance policy on Mr. Hershaft's life, which requirement Mr. Hershaft has waived. In the event of a permanent disability, Mr. Hershaft will be entitled to $150,000 per annum (inclusive of coverage provided by Social Security) pursuant to the proceeds of the disability insurance policy maintained by the Company on Mr. Hershaft's behalf, provided that the premiums for such disability insurance do not exceed $15,000 per annum. Mr. Hershaft may resign as an active employee and become a consultant to the Company following the conclusion of the term of the employment agreement. In the event Mr. Hershaft becomes a consultant, he will be entitled to receive annual compensation of $150,000 for each year in which he acts as a consultant to the Company prior to his 65th birthday and annual compensation of $250,000 for each year in which he acts as a consultant to the Company following his 65th birthday. The aggregate length of Mr. Hershaft's consulting term is to be 10 years. In the event there is a change in control of the Company which Mr. Hershaft and a majority of the Corporation's Board of Directors oppose, Mr. Hershaft will be entitled, upon such change of control, to terminate his employment and receive 2.9 times his fixed compensation as defined in the employment agreement. However, if Mr. Hershaft opposes a change in control, but the majority of the Board of Directors vote in favor of such change, then Mr. Hershaft may terminate his employment and receive 2.5 times his fixed compensation. The employment agreement also contains various restrictive covenants limiting Mr. Hershaft's ability to enter into competition with the Company.


     On February 13, 1989, Victor Hershaft and the Company entered into an employment agreement. The agreement provides for an initial term of six years and is renewable for an additional four years unless either party elects to terminate the agreement. In 1995, Mr. Hershaft exercised his option to renew his agreement for an additional four years. Thereafter, the contract is automatically renewable annually unless either the Company or Mr. Hershaft elects to terminate it. Mr. Hershaft receives annual increases in salary equal to the greater of (i) the average of the percentage increase of fixed compensation of the three most senior executive officers of the Company granted during the year then ended and (ii) five (5%) percent of Mr. Hershaft's fixed compensation. Mr. Hershaft's fixed compensation for the fiscal year ending December 31, 1998 will be $332,000. Mr. Hershaft is also a participant in the Company's incentive compensation program and is entitled to receive other fringe benefits available to executives employed by the Company. The Company also maintains a $200,000 life insurance policy on Mr. Hershaft's life, payable to beneficiaries named by Mr. Hershaft. In the event of a permanent disability, Mr. Hershaft will be entitled to $150,000 per annum (inclusive of coverage provided by Social Security) pursuant to the proceeds of the disability insurance policy maintained by the Company on Mr. Hershaft's behalf, provided that the premiums for such disability insurance do not exceed $7,500 per annum. Mr. Hershaft may resign as an active employee and become a manufacturer's representative for the Company at the expiration of the initial term or any renewed term. In the event there is a change in control of the Company which Mr. Victor Hershaft, Mr. Arthur Hershaft and a majority of the Corporation's Board of Directors oppose, Mr. Victor Hershaft will be entitled, upon such change of control, to terminate his employment and receive 2.9 times his fixed compensation as defined in the employment agreement. However, if Mr. Victor Hershaft and Mr. Arthur Hershaft oppose a change in control, but the majority of the Board of Directors vote in favor of such change, then Mr. Victor Hershaft upon such change in control may terminate his employment and receive 2.5 times his fixed compensation. The employment agreement also contains various restrictive covenants limiting Mr. Victor Hershaft's ability to enter into competition with the Company.

     The law firm of Snow Becker Krauss P.C., of which Jack Becker is a principal, serves as the principal outside counsel to the Company.

     The Company has procured Directors and Officers' liability insurance from Federal Insurance Company under a contract dated March 1, 1998 at an aggregate annual premium of $146,500. The policies insure the Company and the Directors and Officers of the Company in accordance with the indemnification provisions of the New York Business Corporation Law.

     In December 1989, Arthur Hershaft and the Company entered into an agreement, as amended, providing for restrictions on the transfer by Mr. Hershaft, or by his relatives or legal representatives, of the issued and outstanding Common Stock of the Company held by Mr. Hershaft. The agreement prohibits Mr. Hershaft from selling or otherwise encumbering or disposing of his Common Stock unless he first offers the shares in writing for sale to the Company at a price equal to the market value of the shares, or, if Mr. Hershaft receives an offer from a third party to purchase all or a portion of his Common Stock, at a price per share equal to the price offered by the third party. The agreement permits Mr. Hershaft to make gifts of up to 100,000 shares per annum and to encumber and/or pledge up to an additional 75,000 per annum during the term of the agreement. In addition, the agreement permits Mr. Hershaft to transfer Common Stock to his wife, children, grandchildren or a charitable trust maintained by him, provided that any such permitted transferee enters into an agreement with the Company on the same terms as Mr. Hershaft's December 1989 agreement. The agreement also allows Mr. Hershaft the following rights: (i) to sell Common Stock on the open market in quantities permissible under Rule 144 promulgated by the Securities and Exchange Commission; and (ii) to sell Common Stock pursuant to a merger or other corporate reorganization approved by the Company's Board of Directors, provided that the same transaction is offered to at least the holders of a majority of the Company's then outstanding shares of Common Stock.

     On January 29, 1997, the Company granted 30,000 non-qualified stock options to Arthur Hershaft, the Company's Chief Executive Officer and a Director of the Company. Such options are exercisable at a price of $16.625 per share for a period of ten years.


     On January 29, 1997, the Company granted 11,415 incentive stock options and 8,585 non-qualified stock options, all exercisable at $16.625 to Victor Hershaft, Executive Vice President of the Company, and a Director of the Company, and 15,000 incentive stock options at $16.625 to Jack Plaxe, the Company's Chief Financial Officer and a Senior Vice President of the Company. Twenty-five percent of such options became exercisable on the first anniversary of the date such options were granted. Thereafter an additional twenty-five percent becomes exercisable on each anniversary. Once vested, the options remain exercisable until January 28, 2007.



     On March 3, 1997, the Company completed the acquisition of 495 shares or 49% (the "Shares") of Common Stock, par value $.01 ("Holdings Common Stock") of Monarch Holdings, Inc., a Delaware corporation ("Holdings"), from Odyssey Partners, L.P. ("Odyssey"). The Company previously owned 495 or 49% of shares of Holdings Common Stock. Holdings owned all of the outstanding capital stock of Monarch Marking Systems, Inc. ("Monarch"). Immediately following the closing of the acquisition, the Company merged with Holdings, as a consequence of which Monarch became a wholly-owned subsidiary of the Company. Thomas R. Loemker, a Director, and John W. Paxton, Executive Vice President of the Company, President of Printing Solutions Operations and a Director, each received 156,536 shares of the Company's Common Stock in the merger in exchange for 10 shares (1%) of Holdings Common Stock owned by each of them. In the merger, Mr. Paxton received options to purchase an aggregate of 626,148 shares of the Company's Common Stock at $1.94 a share pursuant to the Company's 1990 Employee Stock Option Plan in exchange for outstanding options to purchase Holdings Common Stock. In connection with the foregoing transaction, Daniel S. Bishop, Vice President, Secretary and General Counsel of the Company, received options to purchase an aggregate of 101,749 shares of the Company's Common Stock at $6.70 a share pursuant to the Company's 1990 Employee Stock Option Plan in exchange for outstanding options to purchase Holdings Common Stock.

     On January 21, 1998, the Company granted options as follows: (i) the Company granted Arthur Hershaft 5,913 incentive stock options exercisable at $16.91 and 44,087 non-qualified stock options exercisable at $15.375. Twenty-five percent of such options become exercisable on the first anniversary of the date such options were granted. Thereafter an additional twenty-five percent becomes exercisable on each anniversary. Once vested, the options remain exercisable until January 30, 2008 except for the incentive stock options, which are exercisable only until January 20, 2003; (ii) the Company granted Victor Hershaft 7,347 incentive stock options and 17,653 non-qualified stock options exercisable at $15.375. Twenty-five percent of such options become exercisable on the first anniversary of the date such options were granted. Thereafter an additional twenty-five percent becomes exercisable on each anniversary. Once vested, the options remain exercisable until January 20, 2008; (iii) the Company granted John Paxton 25,000 incentive stock options exercisable at $15.375. Twenty-five percent of such options become exercisable on the first anniversary of the date such options were granted. Thereafter an additional twenty-five percent becomes exercisable on each anniversary. Once vested, the options remain exercisable until January 20, 2008; and (iv) the Company granted Daniel Bishop 10,000 incentive stock options exercisable at $15.375. Twenty-five percent of such options become exercisable on the first anniversary of the date such options were granted. Thereafter an additional twenty-five percent becomes exercisable on each anniversary. Once vested, the options remain exercisable until January 20, 2008.


     On December 8, 1997, the Company granted Jack Plaxe 6,374 incentive stock options and 98,657 non-qualified stock options exercisable at $15.6875. Twenty-five percent of such options became exercisable on the first anniversary of the date such options were granted. Therefore an additional twenty-five percent becomes exercisable on each anniversary. Once vested, the options remain exercisable until December 7, 2007. The Company also granted Mr. Plaxe 18,750 options on January 29, 1997 but these options expired in March 1997 when Mr. Plaxe resigned from the Company.


               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
         THE SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1.

PROPOSAL 2.  APPROVAL BY SHAREHOLDERS OF THE COMPANY'S DEFERRED COMPENSATION
             PLAN FOR DIRECTORS

     The Board of Directors of the Company, subject to the approval of Shareholders, adopted the Company's Deferred Compensation Plan for Directors (the "Plan"), which provides Directors of the Company who are not employees of the Company the opportunity to defer to a future date the receipt of their annual retainer fees, committee chairman fees and fees for attendance at Board and Committee meetings ("Compensation") and to have any deferred Compensation credited to an account ("Account") based on Units determined by reference to the price of the Company's Common Stock.

GENERAL

     The Board of Directors has deemed it in the best interest of the Company to establish the Plan so as to encourage the Company's outside Directors to defer their compensation and to have any appreciation thereof based upon appreciation in the value of the Company's Common Stock, thereby further aligning the independent Directors' interests with those of the Company.

     The following statements summarize certain provisions of the Plan. All statements are qualified in their entirety by reference to the text of the Plan, copies of which are available for examination at the Securities and Exchange Commission and at the principal office of the Company, 105 Corporate Park Drive, White Plains, New York 10604.

ELIGIBILITY FOR PARTICIPATION

     Under the Plan, all Directors of the Company who are not employees of the Company are eligible to participate. The Plan will be effective with respect to any Compensation earned by a Director after approval by the Company's Shareholders at the Annual Meeting of Shareholders to which this Proxy relates.

ADMINISTRATION

     The Plan is to be administered by the Non-Employee Directors (as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended) of the Company's Compensation Committee. The sole duty of the Committee with respect to the Plan shall be to approve or disapprove elections to defer Compensation under the Plan and any amendments to such elections.

DEFERRAL OF COMPENSATION AND PAYMENT OF DEFERRED AMOUNTS

     If a Director elects to defer his Compensation, a number of Units will be credited to his account equal to the amount of such Compensation divided by the closing price of the Company's Common Stock (the "Stock Price") on the business day immediately preceding the election. If the Company pays cash dividends on its Common Stock, additional Units will be credited to the Director's Account equal to the aggregate amount of cash dividends deemed to be paid on the Units in his Account divided by the Stock Price on the record date of the dividend. Units will also increased or decreased consistent with any stock split or dividend or any reverse stock split or other reorganization. Upon an election by a Director to receive payment of his deferred Compensation, he will receive an amount equal to the number of Units to be paid multiplied by the Stock Price on the day immediately preceding the election.

TERMINATION; MODIFICATION AND AMENDMENT

     The Board of Directors of the Company may terminate the Plan at any time, or from time to time make such modifications or amendments of the Plan, as it deems advisable. However, the Board of Directors may not, without the approval of a majority of the then outstanding shares of the Company entitled to vote thereon, materially change the standards of eligibility under the Plan or adopt a new plan.

     No termination, modification or amendment of the Plan may affect amounts previously credited to Directors' Accounts.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                            A VOTE "FOR" PROPOSAL 2


PROPOSAL 3.  AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE
             THE COMPANY'S NAME FROM "PAXAR CORPORATION" TO "PAXAR CORPORATION"


     The Company's Board of Directors has unanimously adopted a technical amendment to the Company's Certificate of Incorporation changing the name of the Company from "PAXAR Corporation" to "Paxar Corporation." This amendment is intended to conform the Company's legal name with the name by which the Company is known worldwide.

     If the proposed Amendment is approved, Article "1" of the Company's Certificate of Incorporation will be amended to read in its entirety as follows:

     1. The name of the Corporation is Paxar Corporation.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                            A VOTE "FOR" PROPOSAL 3.

PROPOSAL 4.  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has been the independent public accountants of the Company since November 1979. They have no financial interest, either direct or indirect, in the Company. Selection of independent public accountants is made by the Audit Committee of the Company's Board of Directors and is approved by the entire Board of Directors, subject to Shareholder ratification. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement or respond to appropriate questions from Shareholders.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                            A VOTE "FOR" PROPOSAL 4.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and persons who own more than ten-percent of the Company's equity securities are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.


     Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company's fiscal year ended December 31, 1997, except that Arthur Hershaft filed one late report concerning one transaction, Victor Hershaft filed two late reports concerning two transactions, and David E. McKinney filed three late reports concerning three transactions.


                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented at the Company's next Annual Meeting must be received by the Company no later than December 3, 1998 in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                           ANNUAL REPORT ON FORM 10-K


     Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by Shareholders (including beneficial owners of the Company's Common Stock) upon written request to Investor Relations: Attn: Ms. Annette Geraghty, Paxar Corporation, 105 Corporate Park Drive, White Plains, New York 10604, and can be found on the SEC's website at www.sec.gov.


                                          By Order of the Board of Directors

                                          Daniel S. Bishop, Secretary

White Plains, New York
March 31, 1998

                                                                         ANNEX A

                               PAXAR CORPORATION
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

1. PURPOSE AND ELIGIBILITY

     PAXAR CORPORATION (the "Corporation") hereby establishes the Deferred Compensation Plan for Directors (the "Plan"), the purpose of which is to provide Directors of the Corporation who are not employees of the Corporation the opportunity to defer to a future date the receipt of their annual retainer fees, committee chairman fees and fees for attendance at Board and Committee meetings ("Compensation"). The options which the Directors of the Corporation are entitled to receive as additional compensation for serving as Director may not be deferred under the Plan. Nothing contained in this Plan shall be deemed to constitute an employment contract or agreement between the Directors and the Corporation.

2. ELECTION

     Subject to the approval of the Committee as described in Section 7 below, a Director may elect to defer receipt of all or a portion of Compensation not yet earned, effective as of (a) the Effective Date, as defined in Section 6 hereof, if the election is made prior to the Effective Date or (b) the first day of any taxable year after such election if the election is made after the Effective Date. Such election shall be in writing and shall specify the method of payment of a Director's deferred amounts in accordance with Section 4 below, and shall continue until amended or terminated by written notice delivered to the Corporation and approved by the Committee. Notwithstanding the foregoing, a Director may amend a prior election to change the method of payment and/or extend the deferral period under Section 4 below of previously deferred Compensation provided that written notice of such amendment is approved by the Committee prior to the last day of the taxable year preceding the taxable year in which payments are scheduled to commence under the terms of such Director's then current election and, if earlier, six (6) months prior to the date benefit payments are scheduled to commence under the terms of such Director's then current election.

3. MAINTENANCE OF DEFERRED ACCOUNTS

     (a) Compensation which is deferred shall be credited, in accordance with each Director's election as described in Section 2 above, to his or her account ("Account") as of the date on which current payment otherwise would have been made (the "Payment Date") based on Units. The number of Units credited from time to time to each Account shall be:

          With Respect to Deferred Compensation: The number obtained by dividing the amount of Compensation otherwise payable on the Payment Date by 100% of the closing price of the Corporation's common stock (the "Stock") on the New York Stock Exchange (such closing price being the "Stock Price") on the immediately preceding business day;

          With Respect to Cash Dividends: The number obtained by multiplying the number of Units in the Account by any cash dividends declared by the Corporation on the Stock as of the Payment Date and dividing the product by 100% of the Stock Price on the related dividend record date; and

          With Respect to Stock Dividends: The number obtained by multiplying the number of Units in the Account by any stock dividend declared by the Corporation on the Stock as of the Payment Date.

     (b) The number of Units credited to each Account shall be appropriately adjusted to take into account any changes in the number of outstanding shares of Stock resulting from split-ups or combinations of shares or recapitalizations.

     (c) The Plan is intended to constitute an "unfunded" plan for deferred compensation. The establishment of or allocation to an Account shall not vest in any participant any right, title or interest in or to any specific assets of the Corporation nor shall the Corporation be required to purchase any Stock. However, in the event the Corporation should purchase such Stock, the Corporation shall not be required to exercise any option or right under such Stock, or if the Corporation wishes to exercise any option or right under such Stock, the Corporation shall not be required to exercise such option or right in any particular manner. With respect to the Corporation's obligations under the Plan, the participant shall have no rights that are greater than those of a general creditor of the Corporation.

4. PAYMENT OF DEFERRED AMOUNTS

     (a) Except as provided in this Section 4 and Section 5(a) below, an Account shall be paid to the Director in cash either:

          (i) in a lump sum on a date specified by the Director on his election form and in an amount equal to the value of the Units then credited to the Director's Account, or

          (ii) in quarterly or annual installments over such period and commencing at such time as the Director shall have elected on his or her election form, each installment being equal to the value of the Units then credited to the Account divided by the number of installments remaining to be paid.

     For purposes of payments under this Section 4, the value of each Unit shall be equal to the Stock Price on the business date which immediately precedes the date as of which the payment is made.

     (b) In the event of a Director's death or Disability (as defined below), all amounts credited to his or her Account as of his or her date of death or Disability shall be paid promptly in a lump sum, in an amount equal to the value of the Units as of such date, to the Beneficiary designated on the Director's election form or, if none, to his estate. "Disability" means the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six (6) consecutive months.

     (c) If a Change in Control (as defined below) occurs and the participant ceases to be a Director (other than by reason of death, Disability, retirement or Termination for Cause) (as defined below) within two (2) years thereafter, then upon the date of any such cessation, all amounts credited to the participant's Account as of such date shall be paid promptly to the Director in a lump sum, in an amount equal to the value of the Units as of such date. A "Change in Control" shall occur if either (i) any person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, shall become the beneficial owner of shares of the Corporation with respect to which 20% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast; or (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election or combination of the foregoing, the persons who were prior to the institution thereof directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation; or (iii) stockholders of the Corporation shall approve an agreement pursuant to which the Corporation will cease to be an independent publicly owned corporation or providing for a sale or other disposition of all or substantially all of the assets of the Corporation. "Termination for Cause" means termination which is effected by reason of fraud, deceit, or other gross misconduct by the Director performed within the scope of his or her duties as a Director.

     (d) Notwithstanding anything contained herein to the contrary, the commencement of payment to a Director with respect to his Account shall not start later than the time the Director obtains the age of seventy and one-half (70 1/2) and end no later than such Director obtaining the age of seventy-five
(75).

5. LIMITATIONS ON PAYOUTS; NON-ASSIGNMENT

     (a) In the case of payments of amounts credited to an Account under Section 4 above, the Units shall be deemed to be paid out in the order in which they were acquired, so that any earlier-acquired Units then credited to such Account shall be paid out before payment with respect to later-acquired Units. In addition, the provisions of Sections 4(a), 4(b), 4(c) and 4(d) above notwithstanding, if any payment is to be made under Section 4(a), 4(b), 4(c) or 4(d) above with respect to a Unit acquired (X) less than six (6) months before the date of payment and (Y) at a time that the participant was subject to reporting under Section 16(a) of the Exchange Act, such payment shall be delayed until the first business day that is more than six (6) months after the date such Unit was acquired under the Plan. This six (6) month holding requirement shall apply to acquisitions with respect to cash dividends and stock dividends, as well as to acquisitions of Units upon deferral of fees. For purposes of the Plan, Units will be deemed to be acquired at the date they are credited to an Account.

     (b) No right to receive payments under this Plan shall be transferable or assignable by a Director except by such Director's last will and testament or in accordance with the laws of descent and distribution of the state of such Director's domicile at date of death. All amounts of Compensation deferred under this Plan, all property and rights which may be purchased by the Corporation with such amounts, and all income attributable to such amounts, property and rights which may be purchased by the Corporation shall remain the sole property and rights of the Corporation (without being restricted to the provision of benefits under this Plan) subject only to the claims of the Corporation's general creditors.

     (c) Notwithstanding anything contained herein which may be to the contrary, no modification of the time or manner of payment under the Plan shall be authorized if and to the extent that such authorization or the making of such modification would constitute "constructive receipt" on the part of a participant of amounts credited to his or her Account under the then applicable Federal income tax laws.

6. EFFECTIVE DATE AND TERMINATION

     This Plan shall be effective with respect to any Compensation earned by a Director after the Corporation's 1998 Annual Meeting of Shareholders, provided the Plan is approved by the Corporation's shareholders at such meeting (the "Effective Date"), and may be amended or terminated at any time by resolution of the Board, but no amendment or termination shall affect amounts previously credited to Directors' Accounts.

7. ADMINISTRATION

     (a) The Non-Employee Directors (as such term is defined in Rule 16(b)-3 of the Exchange Act) of the Corporation's Compensation Committee shall administer the Plan. The sole duty of the Committee with respect to the Plan shall be to approve or disapprove elections to defer Compensation under the Plan, and any amendments to such elections. No election to defer Compensation, and no amendment to any such election, shall be valid unless and until approved in writing by any two (2) members of the Committee, provided, however, that no member of the Committee may approve his or her own election, or any amendment to his or her election.

     (b) The Plan shall be construed in a manner consistent with the requirements of Rule 16b-3 of the Exchange Act and, if any provision of the Plan does not comply with the requirements of Rule 16b-3 of the Exchange Act as then applicable to any transaction by such a participant, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of such Rule so that such participant shall avoid liability under
Section 16(b) of the Exchange Act.

8. APPLICABLE LAW.

     This Plan shall be construed under the laws of the State of New York and applicable Federal law.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                PAXAR CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS



                   The undersigned, a holder of Common Stock of PAXAR Corporation, a New York corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 31, 1998, and hereby appoints ARTHUR HERSHAFT and DANIEL S. BISHOP, and each of them, the proxies of the undersigned, each with full power to appoint their substitutes, and hereby authorizes them to attend, represent and vote for the undersigned, all of the shares of the Company held of record by the undersigned on March 25, 1998 at the Annual Meeting of Shareholders of the Company, to be held on May 1, 1998 at 9:30 a.m., at the Rihga Royal Hotel, 151 West 54th Street, New York, New York 10019, and any adjournment or adjournments thereof, as follows:



                         (TO BE SIGNED ON REVERSE SIDE)

1.         ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

                    FOR all nominees listed below          WITHHOLD

                                                           AUTHORITY
                                                           To vote
                                                           for all
                                                           nominees
                                                           listed
                                                           below.
                             [   ]                          [   ]


(Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
             A LINE THROUGH OR OTHERWISE STRIKE OUT HIS NAME BELOW)

           Nominees:         Arthur Hershaft
                             Thomas R. Loemker
                             Walter W. Williams
                             James C. McGroddy

2. To approve the Company's Deferred Compensation Plan for Directors.

                   [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

3. To approve a technical amendment to the Company's Certificate of Incorporation changing its name from "PAXAR Corporation" to "Paxar Corporation."

                   [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

4. To ratify the appointment of Arthur Andersen LLP, as the Company's independent auditors for the year ending December 31, 1998.

                   [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF PROPOSALS 2, 3 and 4, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING. EACH MATTER ABOVE WAS PROPOSED BY THE BOARD OF DIRECTORS.

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.

Signature(s)



Date:                                              ,1998

The signature(s) hereon should correspond exactly with the name(s) of the Shareholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.